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                                                                    Exhibit 5.1

                     [Letterhead of Dewey Ballantine LLP]

                                                          October 22, 1999

Triad Hospitals Holdings, Inc.
13455 Noel Road, 20th floor
Dallas, TX 75240

  Re: 11% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes")

Ladies and Gentlemen:

    We have acted as counsel for Triad Hospitals Holdings Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $325,000,000 aggregate principal amount of Exchange Notes which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for its existing 11% Senior Subordinated Notes due 2009 (the "Old Notes"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of May 11, 1999 (the "Indenture"), between the Company and Citibank N.A., as Trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

    In arriving at the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, agreements and other matters as we have deemed necessary or advisable for the purposes of rendering this opinion.

    In such examination, we have assumed, without independent investigation,
(i) the genuineness of all signatures; (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to executed documents of all unexecuted copies submitted to us; and
(v) the authenticity of, and the conformity to, original documents of all documents submitted to us as certified or photocopied copies. As to certain factual matters material to our opinion, we have relied upon oral statements, written information and certificates of officials and representatives of the Company and others, and we have not independently verified the accuracy of the statements contained therein.

    Based on the foregoing, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Notes to be offered and issued by the Company have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture pursuant to which they will be issued and delivered in exchange for the applicable Old Notes in accordance with the Exchange Offer, will be validly issued and constitute binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

    In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent
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is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                               Very truly yours,

                                                /s/ Dewey Ballantine LLP
                                          _____________________________________
                                                  DEWEY BALLANTINE LLP

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